Exhibit 3.1

BYLAWS
OF
GEEKNET, INC.
A DELAWARE CORPORATION
(as amended and restated July 31, 2014)

Page

ARTICLE I CORPORATE OFFICES	1

1.1	REGISTERED OFFICE	1
1.2	OTHER OFFICES	1

ARTICLE II MEETINGS OF STOCKHOLDERS	1

2.1	PLACE OF MEETINGS	1
2.2	ANNUAL MEETING	1
2.3	SPECIAL MEETING	1
2.4	NOTICE OF STOCKHOLDERS’ MEETINGS	2
2.5	ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND STOCKHOLDER BUSINESS	2
2.6	MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE	4
2.7	QUORUM; REQUIRED VOTE	5
2.8	ADJOURNED MEETING; NOTICE	5
2.9	VOTING	5
2.10	WAIVER OF NOTICE	5
2.11	NO STOCKHOLDER ACTION BY WRITTEN CONSENT	6
2.12	RECORD DATE FOR STOCKHOLDER NOTICE; VOTING	6
2.13	PROXIES	6
2.14	LIST OF STOCKHOLDERS ENTITLED TO VOTE	6
2.15	CONDUCT OF BUSINESS	7
2.16	INSPECTION OF ELECTIONS; OPENING AND CLOSING THE POLLS.	7

ARTICLE III DIRECTORS	8

3.1	POWERS	8
3.2	NUMBER	8
3.3	ELECTION	8
3.4	RESIGNATION AND VACANCIES	8
3.5	PLACE OF MEETINGS; MEETINGS BY TELEPHONE	9
3.6	REGULAR MEETINGS	9
3.7	SPECIAL MEETINGS; NOTICE	9
3.8	QUORUM	10
3.9	WAIVER OF NOTICE	10
3.10	ADJOURNED MEETING; NOTICE	10

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(Continued)

3.11	CONDUCT OF BUSINESS	10
3.12	BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING	10
3.13	FEES AND COMPENSATION OF DIRECTORS	11
3.14	REMOVAL OF DIRECTORS	11

ARTICLE IV COMMITTEES	11

4.1	COMMITTEES OF DIRECTORS	11
4.2	COMMITTEE MINUTES	12
4.3	MEETINGS AND ACTION OF COMMITTEES	12

ARTICLE V OFFICERS	12

5.1	OFFICERS	12
5.2	APPOINTMENT OF OFFICERS	13
5.3	REMOVAL AND RESIGNATION OF OFFICERS	13
5.4	CHAIRMAN OF THE BOARD	13
5.5	CHIEF EXECUTIVE OFFICER	13
5.6	PRESIDENT	14
5.7	VICE PRESIDENT	14
5.8	CORPORATE SECRETARY	14
5.9	CHIEF FINANCIAL OFFICER	15
5.10	ASSISTANT CORPORATE SECRETARY	15
5.11	AUTHORITY AND DUTIES OF OFFICERS	15

ARTICLE VI EXCLUSIVE FORUM FOR ADJUDICATION OF DISPUTES	15

ARTICLE VII INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS	16

7.1	INDEMNIFICATION.	16
7.2	MANDATORY ADVANCEMENT OF EXPENSES.	17
7.3	CLAIMS.	18
7.4	CONTRACT RIGHTS; AMENDMENT AND REPEAL; NON-EXCLUSIVITY OF RIGHTS.	19
7.5	INSURANCE, OTHER INDEMNIFICATION AND ADVANCEMENT OF EXPENSES	19
7.6	DEFINITIONS.	20

ARTICLE VIII RECORDS AND REPORTS	20

8.1	MAINTENANCE AND INSPECTION OF RECORDS	20
8.2	INSPECTION BY DIRECTORS	21
8.3	REPRESENTATION OF SHARES OF OTHER CORPORATIONS	21

ARTICLE IX GENERAL MATTERS	21

9.1	CHECKS	21
9.2	EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS	21
9.3	STOCK CERTIFICATES; PARTLY PAID SHARES	22
9.4	SPECIAL DESIGNATION ON CERTIFICATES	22

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(Continued)

9.5	LOST CERTIFICATES	23
9.6	CONSTRUCTION; DEFINITIONS	23
9.7	DIVIDENDS	23
9.8	FISCAL YEAR	23
9.9	SEAL	23
9.10	TRANSFER OF STOCK	23
9.11	STOCK TRANSFER AGREEMENTS	24
9.12	REGISTERED STOCKHOLDERS	24

ARTICLE X AMENDMENTS	24

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BYLAWS
OF
GEEKNET, INC.

ARTICLE I
CORPORATE OFFICES

1.1   REGISTERED OFFICE

The registered office of Geeknet, Inc. (the “Corporation”) shall be 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware, 19801.  The name of the registered agent of the Corporation at such location is The Corporation Trust Company.

1.2   OTHER OFFICES

The board of directors may at any time establish other offices at any place or places where the Corporation is qualified to do business.

ARTICLE II
MEETINGS OF STOCKHOLDERS

2.1   PLACE OF MEETINGS

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the board of directors.  In the absence of any such designation, stockholders’ meetings shall be held at the registered office of the Corporation.

2.2   ANNUAL MEETING

The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors.  At the meeting, directors shall be elected and any other business may be transacted as shall be properly brought before the annual meeting in accordance with these Bylaws.

2.3   SPECIAL MEETING

A special meeting of the stockholders may be called at any time by the (i) board of directors, (ii) the chairman of the board or (iii) the chief executive officer.  Only such business shall be considered at a special meeting as shall have been stated in the notice for such meeting.

2.4   NOTICE OF STOCKHOLDERS’ MEETINGS

All notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.6 of these Bylaws not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.  The notice shall specify the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.5   ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND STOCKHOLDER BUSINESS

To be properly brought before an annual meeting or special meeting, nominations for the election of director or other business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) otherwise properly brought before the meeting by or at the direction of the board of directors, or (iii) otherwise properly brought before the meeting by a stockholder in accordance with these Bylaws.  For such nominations or other business to be considered properly brought before the meeting by a stockholder, such stockholder must have given timely notice and in proper form of his intent to bring such business before such meeting.  The immediately preceding sentence shall be the exclusive means for a stockholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before a meeting of stockholders.  To be timely, such stockholder’s notice must be delivered to or mailed and received by the corporate secretary of the Corporation at the Corporation’s principal executive offices not less than 90 days nor more than 120 days before the first anniversary of the date of the prior year’s annual meeting.  However, if no annual meeting was held in the previous year, or if the date of the applicable annual meeting is more than 30 days before or more than 60 days after the anniversary date of the previous year’s annual meeting, a stockholder’s notice must be received by the corporate secretary of the Corporation at the Corporation’s principal executive offices not earlier than the close of business 120 days prior to such annual meeting and not later than the close of business on the 90th day prior to such meeting or, if the first public announcement of the date of such meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the first public announcement by the Corporation of the date of such meeting.  Notwithstanding the foregoing provisions of this Section 2.5, a stockholder who seeks to have any proposal included in the Corporation’s proxy materials shall comply with the requirements of Rule 14a-8 under Regulation 14A of the Securities Exchange Act of 1934, as amended.

To be in proper form, a stockholder’s notice to the corporate secretary must set forth the following, as applicable:

(i)
the name and address of such stockholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith,

(ii)
(A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long or short position in any class or series of shares of the Corporation, directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, and (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any class or series of shares of the Corporation;

(iii)
any other information relating to such stockholder that would be required to be disclosed in a proxy statement and form or proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(iv)
a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or introduce the business specified in the notice;

(v)
if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, a stockholder’s notice must, in addition to the matters otherwise required by this Section 2.5, also set forth:  (1) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (3) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

(vi)
as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the board of directors, a stockholder’s notice must, in addition to the matters set forth in this Section 2.5, also set forth:  (1) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (2) a descrip-

tion of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

(vii)
if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

(viii)
such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the board of directors; and

(ix)	if applicable, the consent of each nominee to serve as director of the Corporation if so elected.

The chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.

2.6   MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

Written notice of any meeting of stockholders may be delivered, either personally, by electronic transmission in the manner provided in Section 232 of the General Corporation Law of the State of Delaware (except to the extent prohibited by Section 232(e) of the General Corporation Law of the State of Delaware) or by mail, to each stockholder of record entitled to vote at such meeting.  If mailed, such notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears in the stock transfer books of the Corporation.  If notice is given by electronic transmission, such notice shall be deemed to be given at the times provided in the General Corporation Law of the State of Delaware.  An affidavit of the corporate secretary or an assistant corporate secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.7   QUORUM; REQUIRED VOTE

The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation.  If, however, such quorum is not present or represented at any meeting of the stockholders, then the chairman of the meeting shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.  At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, a plurality of the votes cast at any meeting for the election of directors at which a quorum is present shall elect directors.  For all other matters, except as provided by law, the certificate of incorporation or these Bylaws, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting.

2.8   ADJOURNED MEETING; NOTICE

When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting.

2.9   VOTING

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Sections 2.12 and 2.14 of these Bylaws, subject to the provisions of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

Except as may be otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

2.10   WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or these Bylaws.

2.11   NO STOCKHOLDER ACTION BY WRITTEN CONSENT

Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, the stockholders of the Corporation may not take action by written consent without a meeting but must take any such actions at a duly called annual or special meeting.

2.12   RECORD DATE FOR STOCKHOLDER NOTICE; VOTING

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.

If the board of directors does not so fix a record date, the fixing of such record date shall be governed by the provisions of the General Corporation Law of Delaware.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

2.13   PROXIES

Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by a written proxy, signed by the stockholder and filed with the corporate secretary of the Corporation, but no such proxy shall be voted or acted upon after 3 years from its date, unless the proxy provides for a longer period.  A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic or electronic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact.  The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the General Corporation Law of Delaware.

2.14   LIST OF STOCKHOLDERS ENTITLED TO VOTE

The officer who has charge of the stock ledger of a Corporation shall prepare and make, at least 10 days before every meeting of stockholders (or such shorter period then permitted under applicable law), a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting at the Corporation’s principal executive offices. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders and of the number of shares held by each such stockholder.

2.15   CONDUCT OF BUSINESS

Meetings of stockholders shall be presided over by the chairman of the board, if any, or in his absence by the chief executive officer, or in his absence by the president, or in his absence by a vice president, or in the absence of the foregoing persons by a chairman designated by the board of directors, or in the absence of such designation by a chairman chosen at the meeting.  The corporate secretary shall act as corporate secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as corporate secretary of the meeting.

The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such matters as the regulation of the manner of voting and conduct of business.  Except as otherwise provided by law, the certificate of incorporation or these Bylaws, the chairman of any annual or special meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these Bylaws and, if any proposed nomination or other business is not in compliance with these Bylaws, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded.

2.16   INSPECTION OF ELECTIONS; OPENING AND CLOSING THE POLLS.

The board of directors by resolution shall appoint one or more inspectors, which inspector or inspectors may, but does not need to, include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof.  One or more persons may be designated as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspectors shall have the duties prescribed by law.

The chairman of the meeting shall be appointed by the inspector or inspectors to fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

ARTICLE III
DIRECTORS

3.1   POWERS

Subject to the provisions of the General Corporation Law of Delaware and any limitations in the certificate of incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

3.2   NUMBER

Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the authorized number of directors of the Corporation shall be fixed from time to time exclusively by the board of directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the “Whole Board”).  No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires (or shorten such term).

3.3   ELECTION

Except as otherwise required by law, the certificate of incorporation or these bylaws, the directors shall be elected as specified in the certificate of incorporation and in these Bylaws, including Section 2.9 hereof.  Each director shall serve until his successor is duly elected and qualified or until his earlier death, resignation or removal.  No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

3.4   RESIGNATION AND VACANCIES

Any director may resign at any time upon written notice to the Corporation.  Any vacancies on the board of directors resulting from death, resignation, disqualification, removal, or other causes shall be filled by either (i) the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of voting stock of the Corporation entitled to vote generally in the election of directors voting together as a single class; or (ii) by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors.  Newly created directorships resulting from any increase in the number of directors shall, unless the board of directors determines by resolution that any such newly created directorship shall be filled by the stockholders, be filled only by the affirmative vote of the directors than in office, even though less than a quorum of the board of directors.  Any director elected in accordance with the preceding sentence shall hold office for a term expiring at the next succeeding annual meeting of stockholders and until such director's successor shall have been elected and qualified.

If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may apply to the Court of Chancery for a decree summarily ordering an election to be conducted in accordance with the General Corporation Law of Delaware.

3.5   PLACE OF MEETINGS; MEETINGS BY TELEPHONE

The board of directors of the Corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the certificate of incorporation or these Bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6   REGULAR MEETINGS

Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

3.7   SPECIAL MEETINGS; NOTICE

Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice president, the corporate secretary or any two directors.

Notice of the time and place of special meetings shall be delivered to each director personally by hand, by telephone, by first-class or overnight mail or courier service, email or facsimile transmission or telegram, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the Corporation.  If the notice is mailed, it shall be deposited in the United States mail at least 4 days before the time of the holding of the meeting.  If the notice is delivered by telegram, overnight mail or courier service, it shall be delivered to the telegraph, overnight mail or courier company at least 24 hours before the time of the holding of the meeting.  If the notice is delivered by email, telephone, facsimile, orally, or personally by hand, it shall be delivered at least 12 hours before such meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director.  The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the Corporation.

3.8   QUORUM

At all meetings of the board of directors, a majority of the Whole Board shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation.  The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

3.9   WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these Bylaws.

3.10   ADJOURNED MEETING; NOTICE

If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.11   CONDUCT OF BUSINESS

Meetings of the board of directors shall be presided over by the chairman of the board, if any, or in his absence by the chief executive officer, or in their absence by a chairman chosen at the meeting.  The corporate secretary shall act as corporate secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as corporate secretary of the meeting.  The chairman of any meeting shall determine the order of business and the procedures at the meeting.

3.12   BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise restricted by the certificate of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

3.13   FEES AND COMPENSATION OF DIRECTORS

Unless otherwise restricted by the certificate of incorporation or these Bylaws, the board of directors shall have the authority to fix the compensation of directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.14   REMOVAL OF DIRECTORS

Unless otherwise restricted by statute, by the certificate of incorporation or by these Bylaws, any director or the entire board of directors may be removed from office at any time with or without cause by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of voting stock of the Corporation entitled to vote generally in the election of directors voting together as a single class. If at any time a class or series of shares is entitled to elect one or more directors, the provisions of this Section 3.14 shall apply to the vote of that class or series and not to the vote of the outstanding shares as a whole.

ARTICLE IV
COMMITTEES

4.1   COMMITTEES OF DIRECTORS

The board of directors may, by resolution passed by a majority of the Whole Board, designate one or more committees, with each committee to consist of one or more of the directors of the Corporation.  The board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve, any such committee.  The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the board of directors or in the Bylaws of the Corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) amend the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in the General Corporation Law of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corpora-

tion or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), (ii) adopt an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of Delaware, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, (iv) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or (v) amend the Bylaws of the Corporation; and, unless the board resolution establishing the committee, the Bylaws or the certificate of incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware.

4.2   COMMITTEE MINUTES

Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

4.3   MEETINGS AND ACTION OF COMMITTEES

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Section 3.5 (place of meetings and meetings by telephone), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice), Section 3.10 (adjournment and notice of adjournment), Section 3.11 (conduct of business) and 3.12 (action without a meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the board of directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee.  The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE V
OFFICERS

5.1   OFFICERS

The officers of the Corporation shall be a chief executive officer, one or more vice presidents, a corporate secretary and a chief financial officer.  The Corporation may also have, at the discretion of the board of directors, a chairman of the board, a president, a chief operating officer, one or more executive, senior or assistant vice presidents, assistant secretaries and any such other officers as may be appointed in accordance with the provisions of Section 5.2 of these Bylaws.  Any number of offices may be held by the same person.

5.2   APPOINTMENT OF OFFICERS

Except as otherwise provided in this Section 5.2, the officers of the Corporation shall be appointed by the board of directors, subject to the rights, if any, of an officer under any contract of employment.  The board of directors may appoint, or empower an officer to appoint, such officers and agents of the business as the Corporation may require (whether or not such officer or agent is described in this Article V), each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the board of directors may from time to time determine.  Any vacancy occurring in any office of the Corporation shall be filled by the board of directors or may be filled by the officer, if any, who appointed such officer.

5.3   REMOVAL AND RESIGNATION OF OFFICERS

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors or, in the case of an officer appointed by another officer, by such other officer.

Any officer may resign at any time by giving written notice to the Corporation.  Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.4   CHAIRMAN OF THE BOARD

The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these Bylaws.  If there is no chief executive officer, then the chairman of the board shall also be the chief executive officer of the Corporation and shall have the powers and duties prescribed in Section 5.5 of these Bylaws.

5.5   CHIEF EXECUTIVE OFFICER

The Chief Executive Officer of the Corporation shall, subject to the control of the board of directors, have general supervision, direction and control of the business and the officers of the Corporation.  He or she shall preside at all meetings of the stockholders and, in the absence or nonexistence of a Chairman of the Board at all meetings of the board of directors.  He or she shall have the general powers and duties of management usually vested in the chief executive officer of a Corporation, including general supervision, direction and control of the business and supervision of other officers of the Corporation, and shall have such other powers and duties as may be prescribed by the board of directors or these Bylaws.

The Chief Executive Officer shall, without limitation, have the authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation.

5.6   PRESIDENT

Subject to such supervisory powers as may be given by these Bylaws or the board of directors to the Chairman of the Board or the Chief Executive Officer, if there be such officers, the president shall have general supervision, direction and control of the business and supervision of other officers of the Corporation, and shall have such other powers and duties as may be prescribed by the board of directors or these Bylaws.  In the event a Chief Executive Officer shall not be appointed, the President shall have the duties of such office.

5.7   VICE PRESIDENT

In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the chief executive officer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the chief executive officer.  The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these Bylaws, the chief executive officer or the chairman of the board.

5.8   CORPORATE SECRETARY

The corporate secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders.  The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The corporate secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The corporate secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these Bylaws.  He shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these Bylaws.

5.9   CHIEF FINANCIAL OFFICER

The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares.  The books of account shall at all reasonable times be open to inspection by any director.

The chief financial officer shall deposit all money and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the board of directors.  He shall disburse the funds of the Corporation as may be ordered by the board of directors, shall render to the chief executive officer and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these Bylaws.

5.10   ASSISTANT CORPORATE SECRETARY

The assistant corporate secretary, or, if there is more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the corporate secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the corporate secretary and shall perform such other duties and have such other powers as the board of directors from time to time prescribe.

5.11   AUTHORITY AND DUTIES OF OFFICERS

In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the board of directors.

ARTICLE VI
EXCLUSIVE FORUM FOR ADJUDICATION OF DISPUTES

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockhold-

ers, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the General Corporation Law of Delaware or the Certificate of Incorporation or these Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

ARTICLE VII
INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

7.1   INDEMNIFICATION.

(i)
Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was, at any time during which this Bylaw is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or advancement of expenses pursuant hereto is sought or at the time any Proceeding relating thereto exists or is brought), a director or officer of the Corporation or is or was at any such time serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (hereinafter, a “Covered Person”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor of the Corporation by merger or otherwise) to the fullest extent authorized by the General Corporation Law of Delaware as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater indemnification rights than said law permitted the Corporation to provide prior to such amendment or modification), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (i) of Section 7.3, the

Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if (a) such Proceeding (or part thereof) was authorized by the board of directors (b) such indemnification is expressly required to be made by law, (c) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the General Corporation Law of Delaware or (d) such indemnification is required to be made pursuant to an individual contract.

(ii)
To obtain indemnification under this Bylaw, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification.  Upon written request by a claimant for indemnification, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows:  (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the board of directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the board of directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the board of directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by a majority vote of the stockholders of the Corporation.  In the event the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by the board of directors unless there shall have occurred within two years prior to the date of the commencement of the Proceeding for which indemnification is claimed a “Change of Control” as defined in the Corporation’s 2007 Equity Incentive Plan, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the board of directors.  If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten (10) days after such determination.

7.2   MANDATORY ADVANCEMENT OF EXPENSES.

To the fullest extent authorized by the General Corporation Law of Delaware as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater rights to advancement of expenses than said law permitted the Corporation to provide prior to such amendment or modification), each Covered Person shall have (and shall be deemed to have a contractual right to have) the right, without the need for any action by the board of directors, to be paid by the Corporation (and any successor of the Corporation by merger or otherwise) the expenses incurred in connection with any Proceeding in advance of its final disposition, such advances to be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, the “Undertaking”) by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “final disposition”) that such director or officer is not entitled to be indemnified for such expenses under this Bylaw or otherwise.

7.3   CLAIMS.

(i)
(1) If a claim for indemnification under this Article VI is not paid in full by the Corporation within thirty (30) days after a written claim pursuant to Section 7.2 (ii) of these Bylaws has been received by the Corporation, or (2) if a request for advancement of expenses under this Article VI is not paid in full by the Corporation within twenty (20) days after a statement pursuant to Section 7.2 of these Bylaws and the required Undertaking, if any, have been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim for indemnification or request for advancement of expenses and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action that, under the General Corporation Law of the Delaware, the claimant has not met the standard of conduct which makes it permissible for the Corporation to indemnify the claimant for the amount claimed or that the claimant is not entitled to the requested advancement of expenses, but (except where the required Undertaking, if any, has not been tendered to the Corporation) the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its board of directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, nor an actual determination by the Corporation (including its board of directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(ii)
If a determination shall have been made pursuant to Section 7.1(ii) of these Bylaws that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (i) of this Section 7.3.

(iii)
The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (i) of this Section 7.3 that the procedures and presumptions of this Bylaw are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Bylaw.

7.4   CONTRACT RIGHTS; AMENDMENT AND REPEAL; NON-EXCLUSIVITY OF RIGHTS.

(i)
All of the rights conferred in this Article VI, as to indemnification, advancement of expenses and otherwise, shall be contract rights between the Corporation and each Covered Person to whom such rights are extended that vest at the commencement of such Covered Person’s service to or at the request of the Corporation and (x) any amendment or modification of this Article VI that in any way diminishes or adversely affects any such rights shall be prospective only and shall not in any way diminish or adversely affect any such rights with respect to any actual or alleged state of facts, occurrence, action or omission occurring prior to the time of such amendment or modification, or Proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission, and (y) all of such rights shall continue as to any such Covered Person who has ceased to be a director or officer of the Corporation or ceased to serve at the Corporation’s request as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as described herein, and shall inure to the benefit of such Covered Person’s heirs, executors and administrators.

(ii)
All of the rights conferred in this Article VI, as to indemnification, advancement of expenses and otherwise, (i) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise and (ii) cannot be terminated by the Corporation, the board of directors or the stockholders of the Corporation with respect to a person’s service prior to the date of such termination.

7.5   INSURANCE, OTHER INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.

(i)
The Corporation may maintain insurance, at its expense, to protect itself and any current or former director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.  To the extent that the Corporation maintains any policy or policies providing such insurance, each such current or former director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in paragraph (ii) of this Section 7.5, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such current or former director, officer, employee or agent.

(ii)
The Corporation may, to the extent authorized from time to time by the board of directors or the Chief Executive Officer, grant rights to indemnification and rights to advancement of expenses incurred in connection with any Proceeding in advance of its final disposition, to any current or former employee or agent of the Corporation to the fullest extent of the provisions of this Bylaw with respect to the indemnification and advancement of expenses of current or former directors and officers of the Corporation.

7.6   DEFINITIONS.

For purposes of this Bylaw:

(a)	“Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(b)
“Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Bylaw.

Any notice, request or other communication required or permitted to be given to the Corporation under this Bylaw shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Corporate Secretary of the Corporation and shall be effective only upon receipt by the Corporate Secretary.

ARTICLE VIII
RECORDS AND REPORTS

8.1   MAINTENANCE AND INSPECTION OF RECORDS

The Corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books, and other records.

8.2   INSPECTION BY DIRECTORS

Any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his position as a director.  The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought.  The Court may summarily order the Corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom.  The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

8.3   REPRESENTATION OF SHARES OF OTHER CORPORATIONS

The chairman of the board, the chief executive officer, any vice president, the chief financial officer, the corporate secretary or assistant corporate secretary of this Corporation, or any other person authorized by the board of directors or the chief executive officer or a vice president, is authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation.  The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

ARTICLE IX
GENERAL MATTERS

9.1   CHECKS

From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

9.2   EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

The board of directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances.  Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

9.3   STOCK CERTIFICATES; PARTLY PAID SHARES

The shares of a corporation shall be represented by certificates, provided that the board of directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the chairman or vice-chairman of the board of directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the corporate secretary or an assistant corporate secretary of such Corporation representing the number of shares registered in certificate form.  Any or all of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor.  Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.  Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

9.4   SPECIAL DESIGNATION ON CERTIFICATES

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

9.5   LOST CERTIFICATES

Except as provided in this Section 9.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time.  The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

9.6   CONSTRUCTION; DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these Bylaws.  Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, words denoting any gender shall include all genders and the term “person” includes both a Corporation and a natural person.

9.7   DIVIDENDS

The directors of the Corporation, subject to any restrictions contained in the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to the General Corporation Law of Delaware.  Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock.

The directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.  Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

9.8   FISCAL YEAR

The fiscal year of the Corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.

9.9   SEAL

The Corporation may adopt a corporate seal, which may be altered at pleasure, and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

9.10   TRANSFER OF STOCK

Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authori-

ty to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

9.11   STOCK TRANSFER AGREEMENTS

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

9.12   REGISTERED STOCKHOLDERS

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE X
AMENDMENTS

The original or other Bylaws of the Corporation may be adopted, amended or repealed by the board of directors at any meeting of the board of directors or by stockholders entitled to vote at a meeting of the stockholders, provided, that in the case of amendment by stockholders, notice of the proposed change was given in the notice of meeting.